                                                 Exhibit B-2










                        U.S. $500,000,000


                         CREDIT AGREEMENT

                  Dated as of December 15, 1997

                              Among

                   NEW ENGLAND ELECTRIC SYSTEM

                           as Borrower

                               and

                 THE INITIAL LENDERS NAMED HEREIN

                        as Initial Lenders

                               and

                MERRILL LYNCH CAPITAL CORPORATION

                         as Arranger and
                        Syndication Agent

                               and

                         BANKBOSTON, N.A.

                     as Administrative Agent

                               and

                    CREDIT SUISSE FIRST BOSTON

                      as Documentation Agent

                        TABLE OF CONTENTS


                                                             Page

                            ARTICLE I

                 DEFINITIONS AND ACCOUNTING TERMS

 SECTION 1.01.  Certain Defined Terms. . . . . . . . . . . . .  1
 SECTION 1.02.  Computation of Time Periods. . . . . . . . . . 12
 SECTION 1.03.  Accounting Terms . . . . . . . . . . . . . . . 12

                            ARTICLE II

                AMOUNTS AND TERMS OF THE ADVANCES

 SECTION 2.01.  The Revolving Credit Advances. . . . . . . . . 12
 SECTION 2.02.  Making the Advances. . . . . . . . . . . . . . 13
 SECTION 2.03.  The Competitive Bid Advances . . . . . . . . . 14
 SECTION 2.04.  Fees . . . . . . . . . . . . . . . . . . . . . 17
 SECTION 2.05.  Termination or Reduction of the Commitments. . 17
 SECTION 2.06.  Repayment of Advances. . . . . . . . . . . . . 17
 SECTION 2.07.  Interest on Revolving Credit Advances. . . . . 17
 SECTION 2.08.  Interest Rate Determination. . . . . . . . . . 18
 SECTION 2.09.  Optional Conversion of Advances. . . . . . . . 18
 SECTION 2.10.  Optional Prepayments of Revolving Credit Advances 19
 SECTION 2.11.  Increased Costs. . . . . . . . . . . . . . . . 19
 SECTION 2.12.  Illegality . . . . . . . . . . . . . . . . . . 19
 SECTION 2.13.  Payments and Computations. . . . . . . . . . . 20
 SECTION 2.14.  Taxes. . . . . . . . . . . . . . . . . . . . . 21
 SECTION 2.15.  Sharing of Payments, Etc.. . . . . . . . . . . 22
 SECTION 2.16.  Use of Proceeds. . . . . . . . . . . . . . . . 22

                           ARTICLE III

             CONDITIONS TO EFFECTIVENESS AND LENDING

 SECTION 3.01.  Conditions Precedent to Effectiveness of Sections 2.01 and
               2.03. . . . . . . . . . . . . . . . . . . . . . 23
 SECTION 3.02.  Conditions Precedent to Each Revolving Credit Borrowing 24
 SECTION 3.03.  Conditions Precedent to Each Competitive Bid Borrowing 24
 SECTION 3.04.  Determinations Under Section 3.01. . . . . . . 25

                            ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES

 SECTION 4.01.  Representations and Warranties of the Borrower 25

                            ARTICLE V

                    COVENANTS OF THE BORROWER

 SECTION 5.01.  Affirmative Covenants. . . . . . . . . . . . . 27
 SECTION 5.02.  Negative Covenants . . . . . . . . . . . . . . 29
 SECTION 5.03.  Financial Covenant . . . . . . . . . . . . . . 30

                            ARTICLE VI

                        EVENTS OF DEFAULT

 SECTION 6.01.  Events of Default. . . . . . . . . . . . . . . 30

                           ARTICLE VII

                            THE AGENTS

 SECTION 7.01.  Authorization and Action . . . . . . . . . . . 32
 SECTION 7.02.  Agent's Reliance, Etc. . . . . . . . . . . . . 33
 SECTION 7.03.  BankBoston, MLCC, Credit Suisse and Affiliates 33
 SECTION 7.04.  Lender Credit Decision . . . . . . . . . . . . 33
 SECTION 7.05.  Indemnification. . . . . . . . . . . . . . . . 33
 SECTION 7.06.  Successor Agents . . . . . . . . . . . . . . . 34

                           ARTICLE VIII

                          MISCELLANEOUS

 SECTION 8.01.  Amendments, Etc. . . . . . . . . . . . . . . . 34
 SECTION 8.02.  Notices, Etc.. . . . . . . . . . . . . . . . . 35
 SECTION 8.03.  No Waiver; Remedies. . . . . . . . . . . . . . 35
 SECTION 8.04.  Costs and Expenses . . . . . . . . . . . . . . 35
 SECTION 8.05.  Right of Set-off . . . . . . . . . . . . . . . 37
 SECTION 8.06.  Binding Effect . . . . . . . . . . . . . . . . 37
 SECTION 8.07.  Assignments, Designations and Participations . 37
 SECTION 8.08.  Confidentiality. . . . . . . . . . . . . . . . 40
 SECTION 8.09.  Governing Law. . . . . . . . . . . . . . . . . 40
 SECTION 8.10.  Execution in Counterparts. . . . . . . . . . . 40
 SECTION 8.11.  Jurisdiction, Etc. . . . . . . . . . . . . . . 40
 SECTION 8.12.  Waiver of Jury Trial . . . . . . . . . . . . . 41

Schedules

Schedule I - List of Applicable Lending Offices

Schedule 4.01(f) - Pending or Threatened Litigation

Schedule 4.01(k) - Subsidiaries

Schedule 5.02(a) - Existing Liens




Exhibits

Exhibit A-1         -    Form of Revolving Credit Note

Exhibit A-2         -    Form of Competitive Bid Note

Exhibit B-1         -    Form of Notice of Revolving Credit Borrowing

Exhibit B-2      -  Form of Notice of Competitive Bid Borrowing

Exhibit C      -    Form of Assignment and Acceptance

Exhibit D      -    Form of Designation Agreement

Exhibit E      -    Form of Opinion of Counsel for the Borrower

                         CREDIT AGREEMENT

        CREDIT AGREEMENT, dated as of December 15, 1997 (the "Agreement"), among NEW ENGLAND ELECTRIC SYSTEM, a Massachusetts voluntary association (the "Borrower"), THE BANKS, FINANCIAL INSTITUTIONS AND OTHER INSTITUTIONAL LENDERS (the "Initial Lenders") listed on the signature pages hereof, MERRILL LYNCH CAPITAL CORPORATION ("MLCC"), as arranger and syndication agent (in such capacities, the "Syndication Agent"), BANKBOSTON, N.A. ("BankBoston"), as administrative agent (in such capacity, the "Administrative Agent") for the Lenders (as hereinafter defined), and CREDIT SUISSE FIRST BOSTON ("Credit Suisse"), as documentation agent (in such capacity, the "Documentation Agent" and together with the Administrative Agent and the Syndication Agent, the "Agents").

PRELIMINARY STATEMENT:

        The Borrower has requested that the Lenders lend to the Borrower up to $500,000,000 in order to provide working capital, for other general corporate purposes and for certain stock purchases. The Lenders have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                            ARTICLE I

                 DEFINITIONS AND ACCOUNTING TERMS

        SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

        "Advance" means a Revolving Credit Advance or a Competitive Bid
     Advance.

        "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.
     For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

        "Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent at BankBoston with its office at 100 Federal Street, Boston, Massachusetts 02110, Account No. 540-99621,
     Attention: New England Electric System.

        Agents" has the meaning specified in the recital of parties to this Agreement.

        "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

        "Applicable Margin" means, as of any date, a percentage per annum determined by reference to the Implied Debt Rating in effect on such date as set forth below:

     Implied Debt Rating           Applicable Margin for
     S&P/Moody's                        Eurodollar Rate Advances

     Level 1
        AA-/Aa3 or above                0.110%

     Level 2
        A+/A1 or A/A2                   0.115%


     Level 3
        A-/A3                           0.145%


     Level 4
        BBB+/Baa1                       0.175%

     Level 5
          BBB/Baa2                      0.200%

     Level 6
           BBB-/Baa3 or below           0.250%


        "Applicable Percentage" means, as of any date, a percentage per annum determined by reference to the Implied Debt Rating in effect on such date as set forth below:


     Implied Debt Rating           Applicable Margin for
     S&P/Moody's                        Eurodollar Rate Advances

     Level 1
        AA-/Aa3 or above                0.065%

     Level 2
        A+/A1 or A/A2                   0.085%


     Level 3
        A-/A3                           0.105%


     Level 4
        BBB+/Baa1                       0.125%

     Level 5
          BBB/Baa2                      0.150%

     Level 6
           BBB-/Baa3 or below           0.200%


        "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit C hereto.

        "BankBoston" has the meaning specified in the recital of parties to this Agreement.

        "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

          (a) the rate of interest announced publicly by BankBoston in Boston, Massachusetts, from time to time, as BankBoston's base rate; and

          (b)  1/2 of 1% per annum above the Federal Funds Rate.

        "Base Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.07(a)(i).

        "Borrower's Account" means the account of the Borrower maintained with the Administrative Agent at BankBoston with its offices at 100 Federal Street, Energy & Utilities, Boston, Massachusetts 02110, Account No. 50020915.

        "Borrowing" means a Revolving Credit Borrowing or a Competitive Bid Borrowing.

        "Business Day" means a day of the year on which banks are not required or authorized by law to close in Boston, Massachusetts or New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances or LIBO Rate Advances, on which dealings are carried on in the London interbank market.

        "Commitment" has the meaning specified in Section 2.01.

        "Competitive Bid Advance" means an advance by a Lender to the Borrower as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.03 and refers to a Fixed Rate Advance or a LIBO Rate Advance.

        "Competitive Bid Borrowing" means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in Section 2.03.

        "Competitive Bid Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender.

        "Competitive Bid Reduction" has the meaning specified in
     Section 2.01.

        "Confidential Information" means information that the Borrower furnishes to any Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to such Agent or such Lender from a source other than the Borrower.

        "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

        "Convert", "Conversion" and "Converted" each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.08 or 2.09.

        "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured
     by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

        "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

        "Designated Bidder" means an Eligible Assignee that (a) is organized under the laws of the United States or any State thereof,
     (b) shall have become a party hereto pursuant to Section 8.07(d), (e) and (f) and (c) is not otherwise a Lender.

        "Designation Agreement " means a designation agreement entered into by a Lender (other than a Designated Bidder) and a Designated Bidder, and accepted by the Administrative Agent, in substantially the form of Exhibit D hereto.

        "Documentation Agent" has the meaning specified in the recital of parties to this Agreement.

        "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

        "Effective Date" has the meaning specified in Section 3.01.

        "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a
     Lender; (c) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (d) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (e) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (f) the central bank of any country that is a member of the OECD; (g) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000; and (h) any other Person approved by the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected in accordance with Section 8.07, the Borrower, such approval not to be unreasonably withheld or delayed, provided, however, that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee under this definition.

        "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

        "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

        "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

        "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

        "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of
     Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or
     (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

        "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

        "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

        "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing
     (a) the rate per annum at which deposits in U.S. dollars are offered by the principal office of BankBoston in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to BankBoston's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

        "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(ii).

        "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances or LIBO Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances or LIBO Rate Advances is determined) having a term equal to such Interest Period.

        "Events of Default" has the meaning specified in Section 6.01.

        "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

        "Fixed Rate Advances" has the meaning specified in
     Section 2.03(a)(i).

        "Funded Debt" of any Person means Debt in respect of the Advances, in the case of the Borrower, and all other Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

        "GAAP" has the meaning specified in Section 1.03.

        "Generating Business" means the non-nuclear power generating business of NEP and Narra Electric, including, without limitation, the assets subject to the Asset Purchase Agreement by and among NEP, Narra Electric, and USGen New England, Inc. (formerly USGen Acquisition Corporation), dated as of August 5, 1997, as amended from time to time.

        "Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

        "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

        "Implied Debt Rating" means, as of any date, one level lower than the lowest of (i) the rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced senior secured debt of Mass. Electric, (ii) the rating that has most recently been announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced senior secured debt of Narra Electric and (iii) the rating that has most recently been announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced senior secured debt of NEP or, if no such rating exists, for any class of non- credit enhanced senior debt of NEP. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a senior secured debt rating or senior debt rating, as applicable, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect any rating described in the preceding clauses (i), (ii) or (iii), the Applicable Margin and the Applicable Percentage will be set in accordance with Level 6 under the definition of "Applicable Margin" or "Applicable Percentage", as the case may be; (c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the lower rating; (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to a rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

        "Information Memorandum" means the information memorandum dated October 1997 used by the Syndication Agent in connection with the syndication of the Commitments.

        "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing and each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurodollar Rate Advance or LIBO Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to Eurodollar Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (Boston, Massachusetts time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

          (a) the Borrower may not select any Interest Period that ends after the Termination Date;

          (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Revolving Credit Borrowing or for LIBO Rate Advances comprising part of the same Competitive Bid Borrowing shall be of the same duration;

          (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

          (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

        "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

        "Lenders" means the Initial Lenders and each Person that shall become a party hereto pursuant to Section 8.07(a), (b) and (c) and, except when used in reference to a Revolving Credit Advance, a Revolving Credit Borrowing, a Revolving Credit Note, a Commitment or a related term, each Designated Bidder.

        "LIBO Rate" means, for any Interest Period for all LIBO Rate
     Advances comprising part of the same Competitive Bid Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing
     (a) the rate per annum at which deposits in U.S. dollars are offered by the principal office of BankBoston in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount that would be BankBoston's ratable share of such Borrowing if such Borrowing were to be a Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

        "LIBO Rate Advances" has the meaning specified in
     Section 2.03(a)(i).

        "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

        "Margin Regulations" means Regulations G, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

        "Margin Stock" has the meaning specified in the Margin Regulations.

        "Mass. Electric" means Massachusetts Electric Company, a
     Massachusetts corporation.

        "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations or properties of the Borrower and its Material Subsidiaries, taken as a whole; provided that any change disclosed in (a) Form 10-Q of the Borrower for the period ended March 31, 1997 or June 30, 1997 which was filed with the Securities and Exchange Commission prior to October 2, 1997 or (b) Form 8-K of the Borrower dated April 14, 1997, May 20, 1997 or August 6, 1997 which was filed with the Securities and Exchange Commission prior to October 2, 1997 shall not constitute a Material Adverse Change.

        "Material Adverse Effect" means a material adverse effect on
     (a) the business, condition (financial or otherwise), operations or properties of the Borrower and its Material Subsidiaries, taken as a whole, (b) the rights and remedies of any Agent or any Lender under this Agreement or any Note or (c) the ability of the Borrower to perform its obligations under this Agreement or any Note.

        "Material Subsidiary" means, at any time, a Subsidiary of the Borrower whose assets at such time exceed 10% of the assets of the Borrower and its Subsidiaries or whose income at such time is more than 10% of the income of the Borrower and its Subsidiaries, in each case on a Consolidated basis, excluding however, Connecticut Yankee Atomic Power Company, Maine Yankee Atomic Power Company, Vermont Yankee Nuclear Power Corporation and Yankee Atomic Electric Company.

        "Moody's" means Moody's Investors Service, Inc.

        "Multiemployer Plan" means a multiemployer plan, as defined in
     Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

        "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

        "Narra Electric" means The Narragansett Electric Company, a Rhode Island corporation.

        "NEP" means New England Power Company, a Massachusetts corporation.

        "Note" means a Revolving Credit Note or a Competitive Bid Note.

        "Notice of Competitive Bid Borrowing" has the meaning specified in
     Section 2.03(a).

        "Notice of Revolving Credit Borrowing" has the meaning specified in
     Section 2.02(a).

        "Nuclear Generation Assets" means NEP's interests in Yankee Atomic Electric Company, Vermont Yankee Nuclear Power Corporation, Maine Yankee Atomic Power Company, Connecticut Yankee Atomic Power Company, the Millstone 3 nuclear generating unit in Connecticut and the Seabrook nuclear generating units.

        "OECD" means the Organization for Economic Cooperation and Development.

        "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

        "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under
     Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens, and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days;
     (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; and (e) purchase money Liens upon or in any real property or equipment acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced.

        "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

        "Plan" means a Single Employer Plan or a Multiple Employer Plan.

        "Pro Rata Share" of any amount means, at any time, the product of such amount multiplied by a fraction, the numerator of which is the amount of such Lender's Commitment at such time and the denominator which is the Revolving Credit Facility at such time.

        "PUHCA" means the Public Utility Holding Company Act of 1935, as amended from time to time, and the rules and regulations promulgated thereunder.

        "Rate Agreement" means (a) the settlement agreement regarding the rate recovery of remediation costs of former manufactured gas sites and certain other hazardous waste sites, approved by the Massachusetts Department of Public Utilites in 1993 and described in Form 10-Q of the Borrower for the period ended June 30, 1997 and (b) any other settlement agreement regarding the rate recovery of remediation costs of former manufactured gas sites and other hazardous waste sites approved by the appropriate federal or state regulatory authority.

        "RCRA" Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended or supplemented from time to time.

        "Register" has the meaning specified in Section 8.07(g).

        "Release" means the release, emission, disposal, leaching, or migration into the environment (including, without limitation, the abandonment or disposal of any barrels, containers or receptacles containing Hazardous Materials), or into or out of any property owned, leased or controlled by the Borrower or any of its Material Subsidiaries.

        "Required Lenders" means at any time Lenders owed at least a majority in interest of the then aggregate unpaid principal amount of the Revolving Credit Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least a majority in interest of the Commitments.

        "Revolving Credit Advance" means an advance by a Lender to the Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Revolving Credit Advance).

        "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

        "Revolving Credit Facility" means, at any time, the amount of the Lenders' Commitments at such time.

        "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

        "Single Employer Plan" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

        "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

        "Syndication Agent" has the meaning specified in the recital of parties to this Agreement.

        "Termination Date" means the earlier of December 15, 2002 and the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01.

        "Total Capital" means, with reference to the Borrower, as of any date, the sum of the following of the Borrower and its Subsidiaries, without duplication, each as determined on a Consolidated basis and in accordance with GAAP: (a) total common shareholders equity (inclusive of common shareholders equity, minority ownership interests, premiums on preferred stock and retained earnings and less all treasury stock) at such date; (b) the outstanding cumulative preferred stock at such date;
     (c) Funded Debt; and (d) Consolidated Debt.

        "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

        "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

        "Wyman 4 Facility" means NEP's interest in the Wyman 4 generating unit located in Maine.

        SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

        SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) ("GAAP").


                            ARTICLE II

                AMOUNTS AND TERMS OF THE ADVANCES

        SECTION 2.01. The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
Section 8.07(g), as such amount may be reduced pursuant to Section 2.05 (such Lender's "Commitment"), provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the Competitive Bid Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be allocated among the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "Competitive Bid Reduction"). Each Revolving Credit Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or, if less, an aggregate amount equal to the amount by which the aggregate amount of a proposed Competitive Bid Borrowing requested by the Borrower exceeds the aggregate amount of Competitive Bid Advances offered to be made by the Lenders and accepted by the Borrower in respect of such Competitive Bid Borrowing, if such Competitive Bid Borrowing is made on the same date as such Revolving Credit Borrowing) and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.10 and reborrow under this Section 2.01.

        SECTION 2.02. Making the Advances. (a) Each Revolving Credit Borrowing shall be made on notice, given not later than 11:00 A.M. (Boston, Massachusetts time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, or not later than 9:30 A.M. (Boston, Massachusetts time) on the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Revolving Credit Borrowing (a "Notice of Revolving Credit Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or telex in substantially the form of Exhibit B-1 hereto, specifying therein the requested
(i) date of such Revolving Credit Borrowing, (ii) Type of Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Revolving Credit Advance. Each Lender shall, before 2:00 P.M. (Boston, Massachusetts time) on the date of such Revolving Credit Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Agent's Account, in same day funds, such Lender's ratable portion of such Revolving Credit Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Borrower's Account.

        (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Revolving Credit Borrowing if the aggregate amount of such Revolving Credit Borrowing is less than $5,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to
Section 2.08 or 2.12 and (ii) the Eurodollar Rate Advances may not be outstanding as part of more than fifteen separate Revolving Credit Borrowings.

        (c) Each Notice of Revolving Credit Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

        (d) Unless the Administrative Agent shall have received notice by telegram, telex or telecopier from a Lender prior to the date of any Revolving Credit Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Revolving Credit Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Revolving Credit Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Revolving Credit Advances comprising such Revolving Credit Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement.

        (e)    The failure of any Lender to make the Revolving Credit
Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on the date of any Revolving Credit Borrowing.

        SECTION 2.03. The Competitive Bid Advances. (a) Each Lender severally agrees that the Borrower may make Competitive Bid Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Termination Date in the manner set forth below; provided that, following the making of each Competitive Bid Borrowing, (x) the aggregate amount of the Competitive Bid Advances of all Lenders then outstanding shall not exceed $100,000,000,
(y) the aggregate amount of the Competitive Bid Advances of any one Lender then outstanding shall not exceed $50,000,000 and (z) the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (computed without regard to any Competitive Bid Reduction).

        (i) The Borrower may request a Competitive Bid Borrowing under this Section 2.03 by delivering to the Administrative Agent, by telecopier or telex, a notice of a Competitive Bid Borrowing (a "Notice of Competitive Bid Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying therein the requested (v) date of such proposed Competitive Bid Borrowing, (w) aggregate amount of such proposed Competitive Bid Borrowing, (x) in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, Interest Period, or in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances, maturity date for repayment of each Fixed Rate Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring 7 days after the date of such Competitive Bid Borrowing or later than the earlier of (I) 180 days after the date of such Competitive Bid Borrowing and (II) the Termination Date), (y) interest payment date or dates relating thereto, and (z) other terms (if any) to be applicable to such Competitive Bid Borrowing, not later than 10:00 A.M. (Boston, Massachusetts time) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing both in the case in which the Borrower shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing being referred to herein as "Fixed Rate Advances") and in the case in which the Borrower shall instead specify in the Notice of Competitive Bid Borrowing that the rates of interest be offered by the Lenders are to be based on the LIBO Rate (the Advances comprising such Competitive Bid Borrowing being referred to herein as "LIBO Rate Advances"). Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on the Borrower. The Administrative Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

        (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (Boston, Massachusetts time) three Business Days before the date of such proposed Competitive Bid Borrowing, of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment, if any), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance; provided that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent, before 10:00 A.M. (Boston, Massachusetts time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

        (iii) The Borrower shall, in turn, before 10:30 A.M. (Boston, Massachusetts time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and before 11:00 A.M. (Boston, Massachusetts time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, either:

          (x) cancel such Competitive Bid Borrowing by giving the Administrative Agent notice to that effect, or

          (y) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Administrative Agent of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Administrative Agent notice to that effect. The Borrower shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such Lenders. If two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such Lenders in proportion to the amount that each such Lender offered at such interest rate.

        (iv) If the Borrower notifies the Administrative Agent that such Competitive Bid Borrowing is cancelled pursuant to paragraph (iii)(x) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

        (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Administrative Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and (C) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 12:00 noon (Boston, Massachusetts time) on the date of such Competitive Bid Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at the Agent's Account, in same day funds, such Lender's portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's address referred to in Section 8.02.

        (vi) If the Borrower notifies the Administrative Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, such notice of acceptance shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

        (b) Each Competitive Bid Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrower shall be in compliance with the limitations set forth in the proviso to the first sentence of subsection (a) above.

        (c)    Within the limits and on the conditions set forth in this
Section 2.03, the Borrower may from time to time borrow under this
Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this Section 2.03, provided that a Competitive Bid Borrowing shall not be made within three Business Days of the date of any other Competitive Bid Borrowing.

        (d) The Borrower shall repay to the Administrative Agent for the account of each Lender that has made a Competitive Bid Advance, on the maturity date of each Competitive Bid Advance (such maturity date being that specified by the Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and provided in the Competitive Bid Note evidencing such Competitive Bid Advance), the then unpaid principal amount of such Competitive Bid Advance. The Borrower shall have no right to prepay any principal amount of any Competitive Bid Advance unless, and then only on the terms, specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and set forth in the Competitive Bid Note evidencing such Competitive Bid Advance.

        (e) The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Competitive Bid Note evidencing such Competitive Bid Advance. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on the amount of unpaid principal of and interest on each Competitive Bid Advance owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Competitive Bid Advance under the terms of the Competitive Bid Note evidencing such Competitive Bid Advance unless otherwise agreed in such Competitive Bid Note.

        (f) The indebtedness of the Borrower resulting from each Competitive Bid Advance made to the Borrower as part of a Competitive Bid Borrowing shall be evidenced by a separate Competitive Bid Note of the Borrower payable to the order of the Lender making such Competitive Bid Advance.

        SECTION 2.04. Fees. (a) Facility Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than the Designated Bidders) a facility fee on the aggregate amount of such Lender's Commitment from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time of such Lender's Commitment during the preceding quarter, whether used or unused, payable in arrears quarterly on the last day of each March, June, September and December, commencing December 31, 1997, and on the Termination Date.

        (b) Agent's Fees. The Borrower shall pay to each Agent for its own account such fees as may from time to time be agreed between the Borrower and such Agent.

        SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. The Borrower shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $20,000,000 or an integral multiple of $5,000,000 in excess thereof, and provided further that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate principal amount of the Competitive Bid Advances then outstanding.

        (b) Mandatory. On December 15, 2000, the Commitments shall automatically reduce, to the extent necessary, so that, on and after such date, the Commitments of all Lenders shall be no greater than $400,000,000, and on December 15, 2001, the Commitments shall automatically reduce, to the extent necessary, so that, on and after such date, the Commitments of all Lenders shall be no greater than $300,000,000.

        SECTION 2.06. Repayment of Advances. (a) Termination Date. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Advances then outstanding.

        (b)    Reduction of Commitments.     If after giving effect to a
reduction of the Commitments pursuant to Section 2.05(b) the aggregate outstanding principal amount of the Advances shall exceed the Commitments of all Lenders, then the Borrower shall prepay on the date of such reduction the Revolving Credit Advances in an aggregate principal amount equal to such excess. All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

        SECTION 2.07.  Interest on Revolving Credit Advances.  (a)
Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing to each Lender from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

        (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

        (ii)   Eurodollar Rate Advances.  During such periods as such
     Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

        (b) Default Interest. Upon the occurrence and during the continuance of a Default the Borrower shall pay interest on (i) the unpaid principal amount of each Revolving Credit Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

        SECTION 2.08. Interest Rate Determination. (a) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.07(a)(i) or (ii).

        (b) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and
(ii) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

        (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

        (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

        (e) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

        SECTION 2.09. Optional Conversion of Advances. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 12:00 noon (Boston, Massachusetts time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.12, Convert all Revolving Credit Advances of one Type comprising the same Borrowing into Revolving Credit Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Revolving Credit Advances shall result in more separate Revolving Credit Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Revolving Credit Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. No notice of Conversion shall be required to contain statements of the type contained in clause (A) or clause
(B) on Exhibit B-1 hereto. Each notice of Conversion shall be irrevocable and binding on the Borrower.

        SECTION 2.10.  Optional Prepayments of Revolving Credit Advances.
The Borrower may, upon at least three Business Days' notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and, if such notice is given, the Borrower shall prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to
Section 8.04(c).

        SECTION 2.11. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances or LIBO Rate Advances (excluding for purposes of this Section 2.11 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.14 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

        (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

        SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or LIBO Rate Advances or to fund or maintain Eurodollar Rate Advances or LIBO Rate Advances hereunder, (i) each Eurodollar Rate Advance or LIBO Rate Advance, as the case may be, will automatically, upon such notice, Convert into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.07(a)(i), as the case may be, and (ii) the obligation of the Lenders to make Eurodollar Rate Advances or LIBO Rate Advances or to Convert Advances into Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or LIBO Rate Advances, as the case may be, or to continue to fund or maintain Eurodollar Rate Advances or LIBO Rate Advances, as the case may be, and would not be disadvantageous to such Lender in any material respect.

        SECTION 2.13. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 2:00 p.m. (Boston, Massachusetts time) on the day when due in U.S. dollars to the Administrative Agent at the Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.03, 2.11, 2.14 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

        (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

        (c) All computations of interest based on the rate referred to in clause (a) of the definition of the "Base Rate" contained in Section 1.01 shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of facility fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

        (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances or LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

        (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to a Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

        SECTION 2.14. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and each Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or such Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or any Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or such Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

        (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

        (c) The Borrower shall indemnify each Lender and each Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.14) imposed on or paid by such Lender or such Agent (as the case may be) and any liability (including penalties, interest and expenses which do not arise from such Lender's failure timely to give notice thereof or request payment pursuant to this Section 2.14) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or Agent (as the case may be) makes written demand therefor.

        (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

        (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

        (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.14(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.14(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

        SECTION 2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Credit Advances owing to it (other than pursuant to Section 2.11, 2.14 or 8.04(c)) in excess of its ratable share of payments on account of the Revolving Credit Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this
Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

        SECTION 2.16. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely to provide working capital and for general corporate purposes of the Borrower and to purchase or carry Margin Stock of the Borrower and its Subsidiaries.

                           ARTICLE III

             CONDITIONS TO EFFECTIVENESS AND LENDING

        SECTION 3.01.  Conditions Precedent to Effectiveness of Sections
2.01 and 2.03. Sections 2.01 and 2.03 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

        (a) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

        (b) The Borrower shall have notified each Lender and each Agent in writing as to the proposed Effective Date.

        (c) The Borrower shall have paid all accrued fees and expenses of each Agent and the Lenders (including the accrued fees and expenses of counsel to the Syndication Agent).

        (d) On the Effective Date, the following statements shall be true and the Administrative Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

          (i) The representations and warranties contained in Section 4.01 are correct on and as of the Effective Date, and

          (ii) No event has occurred and is continuing that constitutes a Default.

        (e) The Borrower shall have delivered to the Agents and the Lenders the statements and other information required described in
     Section 4.01(e).

        (f) The Administrative Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Administrative Agent and (except for the Revolving Credit Notes) in sufficient copies for each Lender:

          (i) The Revolving Credit Notes to the order of the Lenders, respectively.

          (ii) Certified copies of the resolutions of the board of directors of the Borrower approving this Agreement and the Notes, and of all documents evidencing other necessary voluntary association action and governmental approvals, if any, with respect to this Agreement and the Notes.

          (iii) A certificate of the Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

          (iv) A favorable opinion of the Associate General Counsel for the Borrower, substantially in the form of Exhibit E hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

          (v) A favorable opinion of Shearman & Sterling, counsel for the Agents, in form and substance satisfactory to the Administrative Agent.

        SECTION 3.02. Conditions Precedent to Each Revolving Credit Borrowing. The obligation of each Lender to make a Revolving Credit Advance on the occasion of each Revolving Credit Borrowing (other than a rollover of an existing Revolving Credit Borrowing) shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing and the acceptance by the Borrower of the proceeds of any such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

        (i) the representations and warranties contained in Section 4.01 are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

        (ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.

        SECTION 3.03.  Conditions Precedent to Each Competitive Bid
Borrowing. The obligation of each Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that (i) the Administrative Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto, (ii) on or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, the Administrative Agent shall have received a Competitive Bid Note payable to the order of such Lender for each of the one or more Competitive Bid Advances to be made by such Lender as part of such Competitive Bid Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Advance in accordance with Section 2.03, and (iii) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by the Borrower of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Competitive Bid Borrowing such statements are true):

        (a) the representations and warranties contained in Section 4.01 are correct on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

        (b) no event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default, and

        (c) no event has occurred and no circumstance exists as a result of which the information concerning the Borrower that has been provided to the Administrative Agent and each Lender by the Borrower in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

        SECTION 3.04. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Administrative Agent shall promptly notify the Lenders of the occurrence of the Effective Date.


                            ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES

        SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

        (a) The Borrower is a voluntary association duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts.

        (b) The execution, delivery and performance by the Borrower of this Agreement and the Notes, and the consummation of the transactions contemplated hereby, are within the Borrower's powers, have been duly authorized by all necessary action, and do not contravene (i) the Borrower's agreement and declaration of trust or by-laws or (ii) any law (including, without limitation, PUHCA) or any contractual restriction binding on or affecting the Borrower.

        (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes except for the approval of the Securities and Exchange Commission as required by PUHCA, which approval has been duly obtained and made and is in full force and effect.

        (d) This Agreement has been, and each of the Notes when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms.

        (e) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1996, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Coopers & Lybrand LLP, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at June 30, 1997, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the six months then ended, duly certified by the chief financial officer, treasurer or assistant treasurer of the Borrower, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at June 30, 1997, and said statements of income and cash flows for the six months then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 1996, there has been no Material Adverse Change.

        (f) There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Material Subsidiaries before any court, governmental agency or arbitrator that
     (i) could be reasonably likely to have a Material Adverse Effect, except
     (A) as disclosed on Schedule 4.01(f) hereto and (B) with respect to any action, suit, investigation litigation or proceeding covered by the representation in Section 4.01(i), as set forth in such representation, or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

        (g) Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 5.02(a) or 5.02(c) or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Debt and within the scope of Section 6.01(e) will be Margin Stock.

        (h) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

        (i) Except as would not, individually or in the aggregate, be reasonably expected to result in material liability to the Borrower or its Material Subsidiaries: (i) the Borrower and its Material Subsidiaries have not received any written communication during the past three years from any government agency or other third party relating to a Release of Hazardous Materials or relating to violation of Environmental Laws; (ii) no Hazardous Materials have been Released, disposed of, discharged or found at or migrating from any property owned or operated presently or at any previous time by the Borrower or any Material Subsidiary; (iii) the Borrower and each Material Subsidiary is in compliance with all applicable Environmental Laws; (iv) the Borrower and each Material Subsidiary has not been alleged to be in violation of, and has not been subject to any administrative or judicial proceeding pursuant to, any Environmental Law either now or at any time during the past 3 years; or (v) there are no facts or circumstances that could form the basis for the assertion of any claims against the Borrower or any of its Material Subsidiaries relating to environmental matters including, but not limited to, any claims arising from past or present environmental practices asserted under CERCLA, RCRA or any other federal, state or local environmental statute, rule or regulation. As used in this Section 4.01(i), the term "material" shall refer to any matter which as of the date of computation thereof could result in liability of the Borrower or any of its Material Subsidiaries in an amount, after giving effect to actual recoveries and reasonably anticipated recoveries under any Rate Agreement, equal to or greater than ten percent of the amount of the Borrower's or such Material Subsidiary's total common share equity as set forth on the Borrower's or such Material Subsidiary's most recent balance sheet (either quarterly or annual) on such date.

        (j) Neither the Borrower nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, the application of the proceeds or repayment thereof by the Borrower nor the consummation of the other transactions contemplated hereby will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

        (k) All of the Subsidiaries of the Borrower as of the date hereof are listed on Schedule 4.01(k) hereto.

        (l) Neither the Borrower nor any of its Subsidiaries is or has been party to a Multiemployer Plan.


                            ARTICLE V

                    COVENANTS OF THE BORROWER

        SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

        (a) Compliance with Laws, Etc. Comply, and cause each of its Material Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws.

        (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

        (c) Maintenance of Insurance. Maintain, and cause each of its Material Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Material Subsidiary operates; provided, however, that the Borrower and its Material Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Material Subsidiary operates and to the extent consistent with prudent business practice.

        (d) Preservation of Existence, Etc. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its trust, voluntary association or corporate existence, rights (charter and statutory) and franchises; provided, however, that the Borrower and its Material Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(b) and; provided further that neither the Borrower nor any of its Material Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of the Borrower or such Material Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Material Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Material Subsidiary or the Lenders. Notwithstanding the foregoing, the Borrower may change its form of organization to a corporation only with approval of the Required Lenders, which approval shall not be unreasonably withheld.

        (e) Visitation Rights. At any reasonable time and from time to time, permit any Agent or any of the Lenders or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Material Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Material Subsidiaries with any of their officers or directors and with their independent certified public accountants.

        (f) Keeping of Books. Keep, and cause each of its Material Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Material Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

        (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Material Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

        (h) Transactions with Affiliates. Conduct, and cause each of its Material Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Material Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, unless such transaction is carried out in accordance with PUHCA, in which case such transaction shall be on terms which are in accordance with PUHCA.

        (i)    Reporting Requirements.  Furnish to the Lenders:

          (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer, treasurer or assistant treasurer of the Borrower as having been prepared in accordance with generally accepted accounting principles and certificates of the chief financial officer, treasurer or assistant treasurer of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP in effect on the date hereof;

          (ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, containing a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion by Coopers & Lybrand, LLP or other independent public accountants acceptable to the Required Lenders, and consolidating statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP in effect on the date hereof;

          (iii) as soon as possible and in any event within five days after the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer or treasurer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

          (iv) promptly after the sending or filing thereof, copies of all reports that the Borrower sends to any of its securityholders generally, and copies of all reports and registration statements that the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

          (v) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Material
        Subsidiaries of the type described in Section 4.01(f);

          (vi) (A) promptly and in any event within 10 days after the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer or treasurer of the Borrower describing such ERISA Event and the action, if any, that the Borrower or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information;

          (vii) promptly and in any event within two Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

          (viii) promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by the Borrower or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect; and

          (ix) such other information respecting the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

        (j) Ownership of Subsidiaries. Own 100% of the common stock of NEP, Mass. Electric and Narra Electric, in each case free and clear of all liens, claims and encumbrances.

        (k) Maintenance of Ratings. Maintain (i) a senior secured debt rating by Moody's or S&P for each of Mass. Electric and Narra Electric and (ii) a senior debt rating by Moody's or S&P of NEP.

        SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

        (a) Liens, Etc. Create or suffer to exist, or permit any of its Material Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Material Subsidiaries to assign, any right to receive income, other than:

          (i)  Permitted Liens,

          (ii) the Liens existing on the Effective Date and described on
        Schedule 5.02(a) hereto and

          (iii) the replacement, extension or renewal of any Lien permitted by clause (ii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

        (b) Mergers, Etc. Merge or consolidate with or into any Person, or permit any of its Material Subsidiaries to do so, except that any Subsidiary of the Borrower may merge or consolidate with or into any other Subsidiary of the Borrower, and except that any Subsidiary of the Borrower may merge into the Borrower and the Borrower may merge with any other Person so long as the Borrower is the surviving corporation, provided, in each case, that (i) no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom and (ii) the nature of the Borrower's business will not change after giving effect to such transaction.

        (c) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Material Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except
     (i) sales in the ordinary course of its business, (ii) in a transaction authorized by subsection (b) of this Section, (iii) the sale of all assets or stock of New England Energy Incorporated, (iv) the sale of all assets or stock of Narragansett Energy Resources Company, (v) the sale of NEP's interests in the Nuclear Generation Assets, (vi) the sale of NEP's interest in the Wyman 4 Facility, (vii) the sale of the Generating Business and (viii) after giving effect to the sale described in the preceding clause (vii), 5% of the total assets of the Borrower and its Subsidiaries, taken as a whole.

        (d) Nature of Business. Make, or permit any of its Material Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof (other than after giving effect to the transactions described in clauses (ii) through (vii) of the immediately preceding paragraph (c)).

        (e) Use of Proceeds. Use of the proceeds of any Advance to buy or carry Margin Stock (other than Margin Stock issued by the Borrower or a Subsidiary thereof).

        SECTION 5.03. Financial Covenant. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will maintain a ratio of (i) Consolidated Debt to (ii) Total Capital, as of the last day of each March, June, September and December, of not greater than
0.65 to 1.


                            ARTICLE VI

                        EVENTS OF DEFAULT

        SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

        (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any Note within two Business Days after the same becomes due and payable; or

        (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

        (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d), (h), or (j), 5.02 or 5.03, (ii) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(i) on its part to be performed or observed if such failure shall remain unremedied for five days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender or (iii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 Business Days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

        (d) The Borrower or any of its Material Subsidiaries shall fail to pay any principal of or premium or interest or other amount on any Debt (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be) if such amount so failed to be paid is at least $20,000,000 or if such Debt is outstanding in a principal or notional amount of at least $20,000,000 in the aggregate, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate or require early termination, or to permit the acceleration or early termination of, the maturity or tenor of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or, redeemed (other than by a regularly scheduled required prepayment or redemption), terminated, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity or the original tenor thereof; or

        (e) The Borrower or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

        (f) Any judgment or order for the payment of money in excess of $20,000,000 shall be rendered against the Borrower or any of its Material Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

        (g) Any material non-monetary judgment or order shall be rendered against the Borrower or any of its Material Subsidiaries that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

        (h) (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 25% or more of the combined voting power of all Voting Stock of the Borrower; or (ii) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason to constitute a majority of the board of directors of the Borrower, provided that any person becoming a director subsequent to the date hereof, whose election, or nomination for election by the Borrower's shareholders, was approved by a vote of at least a majority of the directors of the board of directors of the Borrower as comprised as of the date hereof (other than the election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Borrower) shall be, for purposes of this provision, considered as though such person were a member of the board as of the date hereof; or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower; or

        (i) Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Borrower and the ERISA Affiliates related to such ERISA Event) exceeds $20,000,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                           ARTICLE VII

                            THE AGENTS

        SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the Notes as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters expressly provided for in this Agreement or the Notes as being subject to the discretion of any Agent, such matters shall be subject to the sole discretion of such Agent, its directors, officers, agents and employees. As to any matters not expressly provided for by this Agreement or the Notes (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender and each other Agent prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

        SECTION 7.02. Agent's Reliance, Etc. Neither any Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the Notes, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (a) may treat the payee of any Revolving Credit Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Revolving Credit Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 8.07; (b) may consult with legal counsel (including counsel for any Lender), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the Notes; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any Note on the part of any Lender or to inspect the property (including the books and records) of any Lender; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, this Agreement or any Note or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of this Agreement or any Note by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

        SECTION 7.03.  BankBoston, MLCC, Credit Suisse and Affiliates.
With respect to its Commitments, the Advances made by it and the Notes issued to it, each of BankBoston, MLCC and Credit Suisse shall have the same rights and powers under this Agreement or the Notes as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each of BankBoston, MLCC and Credit Suisse in its individual capacity. Each of BankBoston, MLCC and Credit Suisse and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Lender, any of its Subsidiaries and any Person who may do business with or own securities of any Lender or any such Subsidiary, all as if BankBoston, MLCC or Credit Suisse, as the case may be, were not an Agent and without any duty to account therefor to the Lenders.

        SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

        SECTION 7.05. Indemnification. Each Lender severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or the Notes or any action taken or omitted by such Agent under this Agreement or the Notes; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse such Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and reasonable expenses of counsel) payable by the Borrower under Section 8.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower after request therefor. For purposes of this
Section 7.05, the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lenders and (ii) the aggregate unused portions of their respective Commitments at such time. In the event that any Lender shall have failed to make any Advance as required hereunder, such Lender's Commitment shall be considered to be unused for purposes of this Section 7.05 to the extent of the amount of such Advance. The failure of any Lender to reimburse an Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender to such Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

        SECTION 7.06. Successor Agents. Any Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent to the Agent which has resigned or been removed. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of such retiring Agent, then such retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement or the Notes. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                           ARTICLE VIII

                          MISCELLANEOUS

        SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Revolving Credit Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than the Designated Bidders), do any of the following: (a) amend Section 3.01 or waive any of the conditions specified therein, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Revolving Credit Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Credit Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or (f) amend or waive Section 2.05(b), this
Section 8.01 or Section 8.06; and provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or any Note.

        SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to the Borrower, at its address at 25 Research Drive, Westborough, Massachusetts 01582, Attention: Vice President and Director of Corporate Finance; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; if to the Administrative Agent, at its address at 100 Federal Street, Energy & Utilities, Boston, Massachusetts 02110; if to the Syndication Agent, at its address at World Financial Center, North Tower, New York, New Yorl 10281-1307 Attention: Chris Reilly or, as to the Borrower, the Administrative Agent or the Syndication Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Administrative Agent pursuant to
Article II or III or to any Agent pursuant to Article VII shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

        SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand all costs and expenses of the Syndication Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Syndication Agent and of counsel for the Administrative Agent with respect thereto and with respect to advising the Syndication Agent or the Administrative Agent, respectively, as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses of the Agents and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agents and each Lender in connection with the enforcement of rights under this Section 8.04(a).

        (b) The Borrower agrees to indemnify and hold harmless each Lender, each Agent and each of their Affiliates and their officers, directors, controlling persons, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses and liabilities, joint or several, to which any such Indemnified Party may become subject, in each case arising out of or in connection with or relating to (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, and to reimburse any Indemnified Party for any and all reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) as they are incurred in connection with the investigation of or preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of a Borrower or any of its Affiliates and whether or not any of the transactions contemplated hereby are consummated or this Agreement is terminated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim against any of the Agents, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

        (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance or LIBO Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to
Section 2.08(d) or (e), 2.10 or 2.12, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

        (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.11, 2.14 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

        (e) The Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Borrower or its respective security holders or creditors related to or arising out of in connection with the Notes, this Agreement, the Revolving Credit Facility, the Advances or the use or proposed use of the proceeds thereof, any of the transactions contemplated by any of the foregoing or in the loan documentation and the performance by an Indemnified Party by any of the foregoing except to the extent that any loss, claim, damage, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

        (f) The Borrower agrees that, without the Syndication Agent's prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification has been or could be sought under the indemnification provisions of this Agreement (whether or not the Syndication Agent or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent
(i) either (A) includes an unconditional written release in form and substance satisfactory to the Indemnified Parties of each Indemnified Party from all liability arising out of such claim, action or proceeding or (B) would not reasonably be expected to impair the indemnification of any Indemnified Party hereunder and (ii) does not include any statement as an admission of fault, culpability or failure to act by or on behalf of an Indemnified Party.

        (g) In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against a Borrower or any of its Affiliates in which such Indemnified Party is not named as a defendant, the Borrower agrees to reimburse such Indemnified Party for all reasonable expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the fees and disbursements of its legal counsel, and to compensate such Indemnified Party in an amount to be mutually agreed upon.

        SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

        SECTION 8.06. Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in
Section 3.01) when it shall have been executed by the Borrower and the Agents and when the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agents and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Lenders.

        SECTION 8.07.  Assignments, Designations and Participations.  (a)
Each Lender (other than the Designated Bidders) may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Revolving Credit Advances owing to it and the Revolving Credit Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make Competitive Bid Advances, Competitive Bid Advances owing to it and Competitive Bid Notes), (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or an integral multiple of $100,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Revolving Credit

Note subject to such assignment and a processing and recordation fee of $ 2,500 (to be paid by the assigning Lender). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

        (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to such Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

        (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Credit Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto,
(i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Revolving Credit Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Revolving Credit Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Revolving Credit Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto.

        (d) Each Lender (other than the Designated Bidders) may designate one or more banks or other entities to have a right to make Competitive Bid Advances as a Lender pursuant to Section 2.03; provided, however, that (i) no such Lender shall be entitled to make more than four such designations, (ii) each such Lender making one or more of such designations shall retain the right to make Competitive Bid Advances as a Lender pursuant to Section 2.03, (iii) each such designation shall be to a Designated Bidder and (iv) the parties to each such designation shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, a Designation Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Designation Agreement, the designee thereunder shall be a party hereto with a right to make Competitive Bid Advances as a Lender pursuant to Section 2.03 and the obligations related thereto.

        (e) By executing and delivering a Designation Agreement, the Lender making the designation thereunder and its designee thereunder confirm and agree with each other and the other parties hereto as follows: (i) such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such designee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Designation Agreement; (iv) such designee will, independently and without reliance upon any Agent, such designating Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such designee confirms that it is a Designated Bidder; (vi) such designee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to such Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such designee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

        (f) Upon its receipt of a Designation Agreement executed by a designating Lender and a designee representing that it is a Designated Bidder, the Administrative Agent shall, if such Designation Agreement has been completed and is substantially in the form of Exhibit D hereto, (i) accept such Designation Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

        (g) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance and each Designation Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and, with respect to Lenders other than Designated Bidders, the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, any Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

        (h) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

        (i) Any Lender may, in connection with any assignment, designation or participation or proposed assignment, designation or participation pursuant to this Section 8.07, disclose to the assignee, designee or participant or proposed assignee, designee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee, designee or participant or proposed assignee, designee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender.

        (j) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

        SECTION 8.08. Confidentiality. Neither any Agent nor any Lender shall disclose any Confidential Information to any other Person without the consent of the Borrower, other than (a) to such Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors, to an Agent or a Lender and, as contemplated by Section 8.07(i), to actual or prospective assignees and participants, and then only on a confidential basis,
(b) as required by any law, rule or regulation or judicial process, (c) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender and (d) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

        SECTION 8.09. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

        SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

        SECTION 8.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

        (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

        SECTION 8.12.  Waiver of Jury Trial.  Each of the Borrower, the
Agents and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of any Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         NEW ENGLAND ELECTRIC SYSTEM


                         By_____________________________
                            Title:

The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of the Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.


                         MERRILL LYNCH CAPITAL CORPORATION,
                         as Syndication Agent


                         By__________________________________
                            Title:


                         BANKBOSTON, N.A., as Administrative Agent


                         By___________________________________
                            Title:


                         CREDIT SUISSE FIRST BOSTON,
                         as Documentation Agent


                         By_____________________________________
                            Title:

$51,428,572                             MERRILL LYNCH CAPITAL CORPORATION


                              By________________________________
                                Title:

$48,571,429                             BANKBOSTON, N.A.


                              By_____________________________________
                                 Title:

$48,571,429                             CREDIT SUISSE, FIRST BOSTON


                              By___________________________________
                                 Title:


                              CREDIT SUISSE, FIRST BOSTON


                              By____________________________________
                                 Title:

$40,000,000                             THE FIRST NATIONAL BANK OF CHICAGO


                              By_____________________________________
                                 Title:

$40,000,000                             BANK OF TOKYO-MITSUBISHI
                              TRUST COMPANY


                              By____________________________________
                                 Title:

$40,000,000                             FLEET NATIONAL BANK


                              By_________________________________
                                 Title:

$40,000,000                             CITIBANK, N.A.


                              By____________________________________
                                Title:

$40,000,000                             TORONTO DOMINION (TEXAS), INC.


                              By________________________________
                                 Title:

$40,000,000                             MELLON BANK, N.A.


                              By_____________________________________
                                 Title:

$14,285,714                             THE BANK OF NEW YORK


                              By___________________________________
                                 Title:

$14,285,714                             THE TOKAI BANK, LIMITED


                              By__________________________________
                                 Title:

$14,285,714                             THE FUJI BANK LIMITED, NEW YORK BRANCH


                              By ___________________________________
                                  Title:

$14,285,714                             THE INDUSTRIAL BANK OF
                              JAPAN TRUST COMPANY


                              By_________________________________
                                Title:

$14,285,714                             STATE STREET BANK AND TRUST COMPANY


                              By________________________________
                                Title:

$14,285,714                             THE TOYO TRUST & BANKING CO., LTD.


                              By ______________________________
                                  Title:

$14,285,714                             THE NORTHERN TRUST COMPANY


                              By________________________________
                                Title:

$11,428,572                             BAYERISCHE LANDESBANK
                              GIROZENTRALE, CAYMAN ISLANDS BRANCH


                              By__________________________________
                                Title:


                              By___________________________________
                                 Title:




$500,000,000   Total of the Commitments

                                                                       SCHEDULE I
                                                        NEW ENGLAND POWER COMPANY
                                             $500,000,000 5 YEAR CREDIT AGREEMENT
                                                       APPLICABLE LENDING OFFICES


Name of Initial Lender         Domestic Lending Office  Eurodollar Lending Office
----------------------         -----------------------  -------------------------

Merrill Lynch Capital       World Financial Center   World Financial Center
Corporation                                          North Tower    North Tower
                            New York, New York       New York, New York
                            10281-1307               10281-1307
                            Attn: Christopher Reilly Attn: Christopher Reilly
                            Tel:  (212) 449-8405     Tel:  (212) 449-8405
                            Fax:  (212) 449-8230     Fax:  (212) 449-8230

Credit Suisse, First Boston 11 Madison Avenue        11 Madison Avenue
                            20th Floor               20th Floor
                            New York, NY 10010-3620  New York, NY 10010-3620
                            Attn:  Scott Karro       Attn:  Scott Karro
                            Tel:  (212) 325-9206     Tel:  (212) 325-9206
                            Fax:  (212) 325-8350     Fax:  (212) 325-8350


BankBoston, N.A.            100 Federal Street       100 Federal Street
                            Boston, MA 02110         Boston, MA 02110
                            Attn:  Michael Kane      Attn:  Michael Kane
                            Tel:  (617) 434-5358     Tel:  (617) 434-5358
                            Fax:  (617) 434-3652     Fax:  (617) 434-3652


The First National Bank Chicago                      One First National Plaza One First National Plaza
                            Suite 0363               Suite 0363
                            Chicago, Illinois 60670  Chicago, Illinois 60670
                            Attn:  Kenneth Bauer     Attn:  Kenneth Bauer
                            Tel:  (312) 732-6282     Tel:  (312) 732-6282
                            Fax:  (312) 732-3055     Fax:  (312) 732-3055


Bank of Tokyo-Mitsubishi    1251 Avenue of the       1251 Avenue of the
Trust Company                Americas                 Americas
                            New York, NY 10020-1104  New York, NY 10020-1104
                            Attn:  Rolando Uy        Attn:  Rolando Uy
                            Tel:   (201) 413-8570    Tel:   (201) 413-8570
                            Fax:   (201) 412-8225    Fax:   (201) 412-8225


Fleet National Bank         One Federal Street       One Federal Street
                            Mail Code OF-0320        Mail Code OF-0320
                            Boston, MA 02211         Boston, MA 02211
                            Attn:  Robert D. Lanigan Attn:  Robert D. Lanigan
                            Tel:  (617) 346-0571     Tel:  (617) 346-0571
                            Fax:  (617) 346-0580     Fax:  (617) 346-0580

Citibank, N.A.              1 Penn's Way             1 Penn's Way
                            Newcastle, De 19720      Newcastle, De 19720
                            Attn:  Courtney Whitlock Attn:  Courtney Whitlock
                            Tel:  (302) 894-6084     Tel:  (302) 894-6084
                            Fax:  (302) 894-6120     Fax:  (302) 894-6120


Toronto Dominion (Texas), Inc.                       909 Fannin, Suite 1700   909 Fannin, Suite 1700
                            Houston, TX 77010        Houston, TX 77010
                            Attn:  David Parker      Attn:  David Parker
                            Tel:  (713) 653-8248     Tel:  (713) 653-8248
                            Fax:  (713) 951-9921     Fax:  (713) 951-9921


Mellon Bank, N.A.           One Mellon Bank Center   One Mellon Bank Center
                            Room 4425                Room 4425
                            Pittsburgh, PA 15258-0001               Pittsburgh, PA 15258-0001
                            Attn:  Brad S. Miller    Attn:  Brad S. Miller
                            Tel:  (412) 236-6655     Tel:  (412) 236-6655
                            Fax:  (412) 236-1840     Fax:  (412) 236-1840


The Fuji Bank Limited,      Two World Trade Center   Two World Trade Center
New York Branch             79th Floor               79th Floor
                            New York, N.Y. 10048     New York, N.Y. 10048
                            Attn:  Tina Catapano     Attn:  Tina Catapano
                            Tel:  (212) 898-2099     Tel:  (212) 898-2099
                            Fax:  (212) 488-8216     Fax:  (212) 488-8216


The Industrial Bank         1251 Avenue of the       1251 Avenue of the
of Japan Trust Company       Americas                 Americas
                            New York, N.Y. 10020-1104               New York, N.Y. 10020-1104
                            Attn:  John Cunningham   Attn:  John Cunningham
                            Tel:  (212) 282-3411     Tel:  (212) 282-3411
                            Fax:  (212) 282-4488     Fax:  (212) 282-4488


The Tokai Bank, Limited     55 East 52nd Street      55 East 52nd Street
                            Park Avenue Plaza        Park Avenue Plaza
                            New York, NY 10055       New York, NY 10055
                            Attn:  Caralie Olsen     Attn:  Caralie Olsen
                            Tel:  (212) 339-1163     Tel:  (212) 339-1163
                            Fax:  (212) 832-1428     Fax:  (212) 832-1428


The Toyo Trust &            666 5th Avenue           666 5th Avenue
& Banking Co., Ltd.         33rd Floor               33rd Floor
                            New York, NY 11358-3395  New York, NY 11358-3395
                            Attn:  Nicholas A. Fiore Attn:  Nicholas A. Fiore
                            Tel:  (212) 307-3405     Tel:  (212) 307-3405
                            Fax:  (212) 307-3498     Fax:  (212) 307-3498

State Street Bank and       225 Franklin Street      225 Franklin Street
Trust Company               Boston, MA 02110         Boston, MA 02110
                            Attn:  Lise Anne Boutiette              Attn:  Lise Anne Boutiette
                            Tel:  (617) 664-3262     Tel:  (617) 664-3262
                            Fax:  (617) 664-6527     Fax:  (617) 664-6527


The Northern Trust Company  50 S. LaSalle B-11       50 S. LaSalle B-11
                            Chicago, Illinois 60675  Chicago, Illinois 60675
                            Attn:  Russ Rockenbach   Attn:  Russ Rockenbach
                            Tel:  (312) 630-6414     Tel:  (312) 630-6414
                            Fax:  (312) 444-5055     Fax:  (312) 444-5055


The Bank of New York        One Wall Street          One Wall Street
                            New York, NY 10286       New York, NY 10286
                            Attn:  John W. Hall      Attn:  John W. Hall
                            Tel:  (212) 635-7581     Tel:  (212) 635-7581
                            Fax:  (212) 635-7923     Fax:  (212) 635-7923


Bayerische Landesbank       560 Lexington Avenue     560 Lexington Avenue
 Girozentrale, Cayman       17th Floor               17th Floor
 Islands Branch             New York, NY 10022       New York, NY 10022
                            Attn:  Sean O'Sullivan   Attn:  Sean O'Sullivan
                            Tel:  (212) 310-9913     Tel:  (212) 310-9913
                            Fax:  (212) 310-9868     Fax:  (212) 310-9868


                                                 SCHEDULE 4.01(f)
                                                       LITIGATION

                                                 SCHEDULE 4.01(k)
                                                     SUBSIDIARIES

                                                 SCHEDULE 5.02(a)
                                                   EXISTING LIENS

                                            EXHIBIT A-1 - FORM OF
                                                 REVOLVING CREDIT
                                                  PROMISSORY NOTE

U.S.$_______________        Dated:  _______________, 1997

          FOR VALUE RECEIVED, the undersigned, NEW ENGLAND ELECTRIC SYSTEM, a Massachusetts voluntary association (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$ amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Revolving Credit Advances made by the Lender to the Borrower pursuant to the Credit Agreement dated as of December 15, 1997 among the Borrower, the Lender and certain other lenders parties thereto, BankBoston, N.A. as Administrative Agent for the Lender and such other lenders, Merrill Lynch Capital Corporation, as Syndication Agent, and Credit Suisse First Boston, as Documentation Agent (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

          The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America to BankBoston, as Administrative Agent, at _________________________, ____________________, __________, in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

          This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, and
(ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                            NEW ENGLAND ELECTRIC SYSTEM


                            By_____________________________________
                              Title:

The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of the Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.

                ADVANCES AND PAYMENTS OF PRINCIPAL



                                Amount of     Unpaid
               Amount of      Principal Paid Principal   Notation
Date            Advance         or Prepaid    Balance     Made By
----           ---------      -------------- ----------  ---------

                                             EXHIBIT A-2 - FORM OF
                                                  COMPETITIVE BID
                                                  PROMISSORY NOTE



U.S.$_______________          Dated:  _______________, 1997


               FOR VALUE RECEIVED, the undersigned, NEW ENGLAND ELECTRIC SYSTEM, a Massachusetts trust (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement dated as of December 15, 1997 among the Borrower, the Lender and certain other lenders parties thereto, BankBoston, N.A., as Administrative Agent for the Lender and such other lenders, Merrill Lynch Capital Corporation, as Syndication Agent, and Credit Suisse First Boston, as Documentation Agent (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined)), on _______________, 199_, the principal amount of U.S.$_______________.

               The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

     Interest Rate: _____% per annum (calculated on the basis of a year of
_____     days for the actual number of days elapsed).

     Both principal and interest are payable in lawful money of the United States of America to _________________________ for the account of the Lender at the office of _________________________, at _________________________ in
same day funds.

     This Promissory Note is one of the Competitive Bid Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

     The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

          This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.


                                   NEW ENGLAND ELECTRIC SYSTEM


                                   By________________________________
                                      Title:

The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of the Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.

                                        EXHIBIT B-1 - FORM OF NOTICE
OF
                                       REVOLVING CREDIT BORROWING

BankBoston, N.A., as Administrative Agent
  for the Lenders party
  to the Credit Agreement
  referred to below
100 Federal Street
Boston, Massachusetts 02110                  Date

          Attention:  _______________

Ladies and Gentlemen:

          The undersigned, New England Electric System, refers to the Credit Agreement, dated as of December 15, 1997 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders party thereto, BankBoston, N.A., as Administrative Agent for said Lenders, Merrill Lynch Capital Corporation, as Syndication Agent, and Credit Suisse First Boston, as Documentation Agent, and hereby gives you notice, irrevocably, pursuant to
Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02 of the Credit Agreement:

          (i) The Business Day of the Proposed Revolving Credit Borrowing is _______________, 199_.

          (ii) The Type of Advances comprising the Proposed Revolving Credit Borrowing is Base Rate Advances Eurodollar Rate Advances.

          (iii) The aggregate amount of the Proposed Borrowing is $_______________.

          (iv) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Revolving Credit Borrowing is _____ month[s].

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

          (A) the representations and warranties contained in Section 4.01 of the Credit Agreement Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

          (B) no event has occurred and is continuing, or would result from such Proposed Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                                   Very truly yours,



                                   NEW ENGLAND ELECTRIC SYSTEM


                                   By_________________________________
                                      Title:

The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of the Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.

                                  EXHIBIT B-2 - FORM OF NOTICE OF
                                        COMPETITIVE BID BORROWING


BankBoston, N.A., as Administrative Agent
  for the Lenders party
  to the Credit Agreement
  referred to below
100 Federal Street
Boston, Massachusetts 02110                       Date


          Attention:  _______________


Ladies and Gentlemen:

          The undersigned, New England Electric System, refers to the Credit Agreement, dated as of December 15, 1997 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, BankBoston, N.A., as Administrative Agent for said Lenders, Merrill Lynch Capital Corporation, as Syndication Agent, and Credit Suisse First Boston, as Documentation Agent, and hereby gives you notice, irrevocably, pursuant to
Section 2.03 of the Credit Agreement that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Borrowing (the "Proposed Competitive Bid Borrowing") is requested to be made:

     (A)  Date of Competitive Bid Borrowing  ________________________
     (B)  Amount of Competitive Bid Borrowing     ________________________
     (C)  Maturity Date Interest Period      ________________________
     (D)  Interest Rate Basis           ________________________
     (E)  Interest Payment Date(s)      ________________________
     (F)  ___________________           ________________________
     (G)  ___________________           ________________________
     (H)  ___________________           ________________________

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Competitive Bid Borrowing:

          (a) the representations and warranties contained in Section 4.01 are correct, before and after giving effect to the Proposed Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

          (b) no event has occurred and is continuing, or would result from the Proposed Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

          (c) no event has occurred and no circumstance exists as a result of which the information concerning the undersigned that has been provided to each Agent and each Lender by the undersigned in connection with the Credit Agreement would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; and

          (d) the aggregate amount of the Proposed Competitive Bid Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Lenders.

          The undersigned hereby confirms that the Proposed Competitive Bid Borrowing is to be made available to it in accordance with Section 2.03(a)(v) of the Credit Agreement.

                                   Very truly yours,

                                   NEW ENGLAND ELECTRIC SYSTEM



                                   By_______________________________
                                      Title:

The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of the Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.

                                              EXHIBIT C - FORM OF
                                        ASSIGNMENT AND ACCEPTANCE


          Reference is made to the Credit Agreement dated as of December 15, 1997 (as amended or modified from time to time, the "Credit Agreement") among New England Electric System, a Massachusetts trust (the "Borrower"), the Lenders (as defined in the Credit Agreement), BankBoston, N.A., as Administrative Agent, Merrill Lynch Capital Corporation, as Syndication Agent, and Credit Suisse First Boston, as Documentation Agent. Terms defined in the Credit Agreement are used herein with the same meaning.

          The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Competitive Bid Advances and Competitive Bid Notes) equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement (other than in respect of Competitive Bid Advances and Competitive Bid Notes). After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth on
Schedule 1 hereto.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Revolving Credit Note held by the Assignor and requests that the Administrative Agent exchange such Revolving Credit Note for a new Revolving Credit Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Revolving Credit Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon any Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee;
(iv) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under
Section 2.14 of the Credit Agreement.

          4. Following the execution of this Assignment and Acceptance, it, and the fee set forth in Section 8.07(a) of the Credit Agreement, will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

          5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and
(ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          6.   Upon such acceptance and recording by the Administrative
Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Revolving Credit Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Revolving Credit Notes for periods prior to the Effective Date directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

          8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

          IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                            Schedule 1
                                to
                    Assignment and Acceptance

     Percentage interest assigned:                          _______%

     Assignee's Commitment:                              $__________

     Aggregate outstanding principal amount of Revolving
     Credit Advances assigned:                           $__________

     Principal amount of Revolving Credit Note payable
     to Assignee:                                      $__________

     Principal amount of Revolving Credit Note payable
     to Assignor:                                      $__________

     Effective Date:     _______________, 199_


                                   NAME OF ASSIGNOR, as Assignor

                                   By___________________________________
                                      Title:

                                   Dated:  _______________, 199_


                                   NAME OF ASSIGNEE, as Assignee

                                   By___________________________________
                                      Title:

                                   Dated:  _______________, 199_

                                   Domestic Lending Office:
                                        Address

                                   Eurodollar Lending Office:
                                        Address

Accepted and Approved this
__________ day of _______________, 199_

BankBoston, N.A. as Administrative Agent

By_________________________________
   Title:


Approved this __________ day
of _______________, 199_

NEW ENGLAND ELECTRIC SYSTEM

By__________________________________
   Title:

The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of the Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.

                                              EXHIBIT D - FORM OF
                                            DESIGNATION AGREEMENT

                   Dated _______________, 199_


          Reference is made to the Credit Agreement dated as of December 15, 1997 (as amended or modified from time to time, the "Credit Agreement") among New England Electric System, a Massachusetts trust (the "Borrower"), the Lenders (as defined in the Credit Agreement), BankBoston, N.A., as Administrative Agent, Merrill Lynch Capital Corporation, as Syndication Agent, and Credit Suisse First Boston, as Documentation Agent. Terms defined in the Credit Agreement are used herein with the same meaning.

          _________________________ (the "Designor") and
_________________________ (the "Designee") agree as follows:

          1. The Designor hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Competitive Bid Advances pursuant to Section 2.03 of the Credit Agreement.

          2. The Designor makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto and (ii) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

          3. The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon any Agent, the Designor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a Designated Bidder;
(iv) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

          4. Following the execution of this Designation Agreement by the Designor and its Designee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on the signature page hereto.

          5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right to make Competitive Bid Advances as a Lender pursuant to Section 2.03 of the Credit Agreement and the rights and obligations of a Lender related thereto.

          6. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          7. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

          IN WITNESS WHEREOF, the Designor and the Designee have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

Effective Date:                         _______________, 199__


                                   NAME OF DESIGNOR,
                                      as Designor


                                   By
                                      Title:


                                   NAME OF DESIGNEE,
                                      as Designee


                                   By
                                      Title:

                                   Applicable Lending Office (and
                                   address for notices):
                                   Address

Accepted this ____ day
of _______________, 199_


BankBoston, N.A., as Administrative Agent


By____________________________________
   Title:

                                              EXHIBIT E - FORM OF
                             OPINION OF ASSOCIATE GENERAL COUNSEL
                                                 FOR THE BORROWER


                             TO COME

                         Effective Date



To each of the Lenders party
  to the Credit Agreement referred to below and to BankBoston, N.A., as Administrative
  Agent thereunder


                   NEW ENGLAND ELECTRIC SYSTEM


Ladies and Gentlemen:

          This opinion is furnished to you pursuant to Section 3.01(h)(iv) of the Credit Agreement, dated as of _______________, 1997 (the "Credit Agreement"), among New England Electric System (the "Borrower"), the Lenders parties thereto, BankBoston, N.A., as Administrative Agent for said Lenders, Merrill Lynch Capital Corporation, as Syndication Agent, and Credit Suisse First Boston, as Documentation Agent. Terms defined in the Credit Agreement are used herein as therein defined.

          The undersigned is the Assistant General Counsel as counsel for the Borrower in connection with the preparation, execution and delivery of the Credit Agreement.

          In that connection, we have examined:

          (1)  The Credit Agreement.

          (2)  The documents furnished by the Borrower pursuant to
     Article III of the Credit Agreement.

          (3) The agreement and declaration of trust of the Borrower and all amendments thereto (the "Charter").

          (4) The by-laws of the Borrower and all amendments thereto (the "By-laws").

          (5) A certificate of the Secretary of State of Massachusetts, dated _______________, 1997, attesting to the continued existence and good standing of the Borrower in that State.

We have also examined the originals, or copies certified to our satisfaction, of the documents listed in a certificate of the chief financial officer of the Borrower, dated the date hereof (the "Certificate"), certifying that the documents listed in such certificate are all of the indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes and other agreements or instruments, and all of the orders, writs, judgments, awards, injunctions and decrees, that affect or purport to affect the Borrower's right to borrow money or the Borrower's obligations under the Credit Agreement or the Notes. In addition, we have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Borrower, certificates of public officials and of officers of the Borrower, and agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Borrower or its officers or of public officials. We have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Initial Lenders and the Agent.

          Our opinions expressed below are limited to the law of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States. Insofar as the opinions expressed in paragraphs 2, 3 and 4 below relate to matters that are governed by the laws of the State of New York, we have relied on the opinion of ____________________, special New York counsel for the Borrower, a copy of which is attached hereto.

          Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

          1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of
     _______________.

          2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes, and the consummation of the transactions contemplated thereby, are within the Borrower's trust powers, have been duly authorized by all necessary trust action, and do not contravene (i) the Charter or the By-laws or (ii) any law, rule or regulation applicable to the Borrower (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or
     (iii) any contractual or legal restriction contained in any document listed in the Certificate or, to the best of our knowledge, contained in any other similar document. The Credit Agreement and the Notes have been duly executed and delivered on behalf of the Borrower.

          3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of the Credit Agreement and the Notes, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(c) to the Credit Agreement, all of which have been duly obtained, taken, given or made and are in full force and effect.

          4. The Credit Agreement is, and after giving effect to the initial Borrowing, the Notes will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

          5. To the best of our knowledge, there are no pending or overtly threatened actions or proceedings against the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that purport to affect the legality, validity, binding effect or enforceability of the Credit Agreement or any of the Notes or the consummation of the transactions contemplated thereby or that are likely to have a materially adverse effect upon the financial condition or operations of the Borrower or any of its Subsidiaries.

          6. In any action or proceeding arising out of or relating to the Credit Agreement or the Notes in any court of the State of _______________ or in any Federal court sitting in the State of
     _______________, such court would recognize and give effect to the provisions of Section 8.09 of the Credit Agreement wherein the parties thereto agree that the Credit Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. Without limiting the generality of the foregoing, a court of the State of _______________ or a Federal court sitting in the State of _______________ would apply the usury law of the State of New York, and would not apply the usury law of the State of

     _______________, to the Credit Agreement and the Notes. However, if a court of the State of _______________ or a Federal court sitting in the State of _______________ were to hold that the Credit Agreement and the Notes are governed by, and to be construed in accordance with, the laws of the State of _______________, the Credit Agreement and the Notes would be, under the laws of the State of _______________, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

          The opinions set forth above are subject to the following qualifications:

          (a) Our opinion in paragraph 4 above as to enforceability is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally.

          (b) Our opinion in paragraph 4 above as to enforceability is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (c) We express no opinion as to (i) Section 2.14 of the Credit Agreement insofar as it provides that any Lender purchasing a participation from another Lender pursuant thereto may exercise set-off or similar rights with respect to such participation, (ii) other provisions that may be added to the Credit Agreement when it is not clear whether or to what extent such provisions are enforceable, and
     (iii) the effect of the law of any jurisdiction other than the State of _______________ wherein any Lender may be located or wherein enforcement of the Credit Agreement or the Notes may be sought that limits the rates of interest legally chargeable or collectible.



                                   Very truly yours,